                                                                      EXHIBIT 14
                                                                      ----------

                      SECURITIES ACCOUNT CONTROL AGREEMENT

        THIS SECURITIES CONTROL AGREEMENT (this "AGREEMENT") is entered into as of June 10, 2004, by and among THE 520 GROUP, LLC, a California limited liability company ("CUSTOMER"), WELLS FARGO INSTITUTIONAL SECURITIES, LLC; ("INTERMEDIARY"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("SECURED PARTY").

                                    RECITALS

        A. Customer maintains that certain Securities Account No. [REDACTED] (the "SECURITIES ACCOUNT") with Intermediary pursuant to an agreement between Intermediary and Customer (the "ACCOUNT AGREEMENT"), a copy of which is attached hereto as EXHIBIT A, and Customer has granted to Secured Party a security interest in the Securities Account and all financial assets and other property now or at any time hereafter held in the Securities Account.

        B. Secured Party, Customer and Intermediary have agreed to enter into this Agreement to perfect Secured Party's security interests in the Collateral, as defined below.

        NOW, THEREFORE, in consideration of their mutual covenants and promises, the parties agree as follows:

        1.      DEFINITIONS. As used herein:

                (a) the term "COLLATERAL" shall mean: (i) the Securities Account; (ii) all financial assets credited to the Securities Account; (iii) all security entitlements with respect to the financial assets credited to the Securities Account; (iv) any and all other investment property or assets maintained or recorded in the Securities Account; and (v) all replacements or substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds; and

                (b) the terms "INVESTMENT PROPERTY," "ENTITLEMENT ORDER," "FINANCIAL ASSET" and "SECURITY ENTITLEMENT" shall have the respective meanings set forth in the Minnesota Uniform Commercial Code. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in the Securities Account is to be treated as a "FINANCIAL ASSET."

        2. AGREEMENT FOR CONTROL. Intermediary is authorized by Customer and agrees to comply with all entitlement orders originated by Secured Party with respect to the Securities Account, and all other requests or instructions from Secured Party regarding disposition and/or delivery of the Collateral, without further consent or direction from Customer or any other party.

        3.      LIMITATION ON CUSTOMER'S RIGHTS WITH RESPECT TO THE COLLATERAL.

                (a) Until Intermediary is notified otherwise by Secured Party, Intermediary may distribute to Customer or any other party in accordance with Customer's directions that portion of the Collateral which consists of interest and/or cash dividends earned on financial assets maintained in the Securities Account.

                (b) Without Secured Party's prior written consent, except to the extent permitted by SECTION 3(A) hereof: (i) neither Customer nor any party other than Secured Party may withdraw any Collateral from the Securities Account; and (ii) Intermediary will not comply with any entitlement order or request to withdraw any Collateral from the Securities Account given by any party other than Secured Party.

                (c) Upon receipt of either written or oral notice from Secured Party: (i) Intermediary shall promptly cease complying with entitlement orders and other instructions concerning the Collateral, including the Securities Account, from all parties other than Secured Party; and (ii) Intermediary shall not make any further distributions of any Collateral to any party other than Secured Party, nor permit any further voluntary changes in the financial assets.

        4. INTERMEDIARY'S REPRESENTATIONS AND WARRANTIES. Intermediary represents and warrants to Secured Party that:

                (a) The Securities Account is maintained with Intermediary solely in Customer's name.

                (b) Intermediary has no knowledge of any claim to, security interest in or lien upon any of the Collateral, except: (i) the security interests in favor of Secured Party; and (ii) Intermediary's liens securing fees and charges, or payment for open trade commitments, as described in SECTION 4(E) hereof.

                (c) Attached hereto as EXHIBIT A is a true and complete copy of the Account Agreement.

                (d) Attached hereto as EXHIBIT B is an accurate and complete statement of the financial assets in the Securities Account as of the date set forth in said statement.

                (e) Any claim to, security interest in or lien upon any of the Collateral which Intermediary now has or at any time hereafter acquires shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for Intermediary's liens securing: (i) fees and charges owed by Customer with respect to the operation of the Securities Account; and
(ii) payment owed to Intermediary for open trade commitments for purchases in and for the Securities Account.

        5. AGREEMENTS OF INTERMEDIARY AND CUSTOMER. Intermediary and Customer agree that:

                (a) Intermediary shall flag its books, records and systems to reflect Secured Party's security interests in the Collateral, and shall provide notice thereof to any party making inquiry as to Customer's accounts with Intermediary to whom or which Intermediary is legally required or permitted to provide information.

                (b) Intermediary shall send copies of all statements relating to the Securities Account simultaneously to Customer and Secured Party.

                (c) Intermediary shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Intermediary shall not enter into any control, custodial or other similar agreement with any other party that would create or acknowledge the existence of any such other claim, security interest or lien.

                (d) Without Secured Party's prior written consent, Intermediary and Customer shall not amend or modify the Account Agreement, other than amendments to reflect ordinary and reasonable changes in Intermediary's fees and charges for handling the Securities Account.

                (e) Neither Intermediary nor Customer shall terminate the Account Agreement without giving thirty (30) days' prior written notice to Secured Party.

        6. AGREEMENT OF CUSTOMER. Customer agrees to indemnify and hold harmless Intermediary, its officers, directors, employees and agents, against claims, liabilities or expenses (including reasonable attorney's fees) arising out of Intermediary's compliance with any instructions from Secured Party with respect to the Securities Account, except if such claims, liabilities or expenses are caused by Intermediary's negligence or willful misconduct.

        7.      MISCELLANEOUS.

                (a) This Agreement shall not create any obligation or duty of Intermediary except as expressly set forth herein.

                (b) As to the matters specifically the subject of this Agreement, in the event of any conflict between this Agreement and the Account Agreement or any other agreement between Intermediary and Customer, the terms of this Agreement shall control.

                (c) All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the address or facsimile number set forth below its signature, or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by facsimile, upon receipt; and (iii) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid.

                (d) The prevailing party in the prosecution or defense of any action arising out of this Agreement, including any action for declaratory relief, shall be reimbursed by the party whose course of action necessitated such prosecution or defense for all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the prevailing party's in-house counsel), expended or incurred by the prevailing party in connection therewith, whether incurred at the trial or appellate level, in an arbitration proceeding, bankruptcy proceeding or otherwise.

                (e) This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Intermediary may not assign its obligations hereunder without Secured Party's prior written consent. This Agreement may be amended or modified only in writing signed by all parties hereto.

                (f) This Agreement shall terminate upon: (i) Intermediary's receipt of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral; or (ii) termination of the Account Agreement pursuant to SECTION 5(E) hereof and Intermediary's delivery of all Collateral to Secured Party or its designee in accordance with Secured Party's written instructions.

                (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

                        (SIGNATURES FOLLOW ON NEXT PAGE)

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

INTERMEDIARY:                             SECURED PARTY:

WELLS FARGO INSTITUTIONAL                 WELLS FARGO BANK,
SECURITIES, LLC                           NATIONAL ASSOCIATION


By:      ___________________________      By:___________________________________
Name:    Kelly Whittle                    Name:_________________________________
Title:   Operations Manager               Its:__________________________________

Address:

550 California Street, 3rd Floor          Lender's Address:
San Francisco, CA  94104                  WELLS FARGO BANK, NATIONAL ASSOCIATION
Fax:   415 781-1559                       401 B Street, Suite 304
                                          San Diego, California 92101
                                          Attention:  Melissa Murphy
                                          Fax:

CUSTOMER:

THE 520 GROUP, LLC,
a California limited liability company

By:      ___________________________
Name:    Mark Daitch
Its:     Manager

By:      ___________________________
Name:    Barry McComic
Its:     Manager


Borrower's Address:
The 520 Group
7979 Ivanhoe Avenue, Ste. 520
La Jolla, CA  92037
Attention:  Jack McGrory
Fax:

                                                                      EXHIBIT 14
                                                                      ----------

                    EXHIBIT A TO SECURITIES CONTROL AGREEMENT


                    [True copy of Account Agreement attached]

                                                                      EXHIBIT 14
                                                                      ----------

                    EXHIBIT B TO SECURITIES CONTROL AGREEMENT

         Financial Assets in the Securities Account as of June 10, 2004


Cash in the amount of $0; and


   Quantity             Issuer/Type of Security          CUSIP #/ Certificate #
------------- ----------------------------------------  ------------------------
3,631,756     Price Legacy Corporation / Common Stock     CUSIP # 74144P 50 2
                                                          Certificate # PLC0258

2,618,243     Price Legacy Corporation / Common Stock     CUSIP # 74144P 50 2
                                                          Certificate # PLC0257